UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 17, 2008

GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028

Buffalo, New York	14219-0228

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Retirement of Chief Financial Officer, Executive Vice President and Treasurer
In connection with his retirement, which will be effective as of April 28, 2008, David W. Kay resigned from his positions as Chief Financial Officer, Executive Vice President and Treasurer of Gibraltar Industries, Inc. (the “Company”), effective as of March 17, 2008. Mr. Kay will remain an employee of the Company to assist with the transition until his retirement.
Appointment of New Chief Financial Officer and Senior Vice President
On March 17, 2008, the Company announced the appointment of Kenneth W. Smith as its new Senior Vice President and Chief Financial Officer effective March 18, 2008.
Mr. Smith, 57, served as Chief Financial Officer of Circor International (NYSE: CIR), a global manufacturer of flow control components sold to aerospace, chemical processing, pharmaceutical, maritime, and oil and gas end markets, since 2000. Circor had annual sales of approximately $650 million in 2007, and 2,500 employees at 18 manufacturing locations across China, Europe, Canada, and the U.S.
Mr. Smith earned his bachelor’s degree in business administration from Adrian College in Adrian, MI, and an MBA in finance from the Rochester Institute of Technology. He is a Certified Public Accountant.
Mr. Smith has no family relationship with any executive officer or director of the Company. In addition, neither Mr. Smith nor any member of his immediate family has engaged in any transaction, or series of similar transactions, with the Company or any subsidiaries of the Company since January 1, 2007 involving more than $120,000.
Mr. Smith will be provided with an annual base salary of $325,000. As an executive officer, in addition to his base salary and other employee benefits available to all salaried employees at the Company’s headquarters, Mr. Smith is eligible for awards under the terms of the Company’s Management Incentive Compensation Plan, Long Term Incentive Plan, Management Stock Purchase Plan and 401(k) Restoration Plan. In addition, as an executive officer, Mr. Smith is provided with tax and financial planning, executive physicals and is entitled to participate in the Company’s Senior Executive Life Insurance Program and the Senior Executive Automobile Program.
ITEM 8.01 Other Events
A copy of the Company’s press release announcing the appointment of its new Chief Financial Officer and Senior Vice President is furnished with this report as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits
a.	Financial Statements of Businesses Acquired
— Not Applicable
b.	Pro Forma Financial Information
— Not Applicable
c.	Shell Company Transactions
— Not Applicable
d.	Exhibits
Exhibit 99.1 Press Release dated March 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 20, 2008

GIBRALTAR INDUSTRIES, INC.
/s/ Henning N. Kornbrekke
Name:	Henning N. Kornbrekke
Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press Release dated March 17, 2008